EXHIBIT 99.1
ARTISTdirect, Inc. to Present at Roth Capital Partners 2006 “OC”
Conference on February 21, 2006
LOS ANGELES, California, February 17, 2006 — ARTISTdirect, Inc. (“ARTISTdirect” or the “Company”) (OTC Bulletin Board: ARTD) announced today that Jon Diamond and Robert Weingarten, the Company’s CEO and CFO, respectively, and Randy Saaf and Octavio Herrera, the CEO and President, respectively, of the Company’s wholly-owned subsidiary, MediaDefender, will be presenting at the Roth Capital Partners 18th Annual “OC” Conference at the St. Regis Monarch Beach Resort & Spa in Dana Point, California on Tuesday, February 21, 2006 at 4:30 p.m. PST in the Pacific Ballroom, Section E, 3rd Floor.
Management of ARTISTdirect will provide an overview of the Company’s business operations, as well as the business and financial impact of the Company’s July 2005 acquisition of MediaDefender, a leading provider of anti-piracy solutions in the Internet piracy protection industry. Management of MediaDefender will provide a summary of MediaDefender’s business activities and operations.
The conference is by invitation only. However, the presentation will be web-cast live and will be accessible at the Investor Relations section of the ARTISTdirect web-site at www.artistdirect.com/company.
About the Roth Capital Partners 2006 OC Conference
As a leader in small- and micro-cap growth companies, Roth Capital Partners will feature presentations from more than 250 companies across a broad spectrum of sectors, such as technology, healthcare, financial services and consumer products. More information with respect to the Roth Capital Partners 2006 “OC” Conference is available at www.rothcp.com.
About ARTISTdirect
ARTISTdirect, Inc. is a digital media entertainment company that is home to an online music network and, through its acquisition of MediaDefender, is a leader in anti-piracy solutions in the Internet piracy protection industry. The ARTISTdirect Network (www.artistdirect.com) is a network of web-sites offering multi-media content, music news and information, communities organized around shared music interests, music-related specialty commerce and digital music services.
Forward-Looking Statements
This news release may contain “forward-looking” statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and include words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “may,” “will” or similar expressions that are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Except as required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statements contained herein in order to reflect future events or circumstances. For a further description of various risks and uncertainties with respect to ARTISTdirect’s business, please refer to the Company’s filings with the Securities and Exchange Commission, which can be viewed without charge on the Internet at www.sec.gov.
Media Contact:

Michael Gross
Robinson Lerer & Montgomery
646-805-2003